As Filed with the Securities and Exchange Commission on January 16, 1998

                                  Registration No. 333-________

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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ________________________
                             FORM S-3
                      REGISTRATION STATEMENT
                               AND
                  POST-EFFECTIVE AMENDMENT NO. 1
                              UNDER
                    THE SECURITIES ACT OF 1933
                     ________________________

                           Alteon Inc.
      (Exact Name of Registrant as Specified in its Charter)

                            Delaware
                    (State of Incorporation)

                           13-3304550
              (I.R.S. Employer Identification No.)

                       170 Williams Drive
                    Ramsey, New Jersey  07446
                         (201) 934-5000
       (Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

                         James J. Mauzey
                    Chief Executive Officer
                           Alteon Inc.
                      170 Williams Drive
                   Ramsey, New Jersey 07647
                        (201) 934-5000
       (Name, address, including zip code, and telephone
       number, including area code, of agent for service)
                     ________________________

                            Copy to:
                      Richard J. Pinto, Esq.
                Smith, Stratton, Wise, Heher & Brennan
                      600 College Road East
                   Princeton, New Jersey 08540
                        (609) 924-6000
                     ________________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                 CALCULATION OF REGISTRATION FEE


                                         Proposed Maximum    Proposed Maximum       Amount of
Title of Shares         Amount to be     Offering Price      Aggregate              Registration
to be Registered        Registered(1)    per Share(2)        Offering Price(2)      Fee(3)
Common Stock,
$.01 par value.......     2,043,492         $8.125            $16,603,372.50         $5,031.33

(1) The shares of Common Stock offered hereby include such presently indeterminate number of shares of Common Stock as shall be issuable upon the conversion of all of the 939 shares of the Company's Series G Preferred Stock, $.01 par value per share (the "Series G Preferred Stock"). The number of shares of Common Stock which a holder of Series G Preferred Stock shall be entitled to receive upon conversion of a share of Series G Preferred Stock shall be the quotient obtained by dividing $10,000 by the average of the closing sales price of the Common Stock (the "Fair Market Value") for the twenty (20) business days immediately preceding the conversion date. The number of shares of Common Stock issuable in connection therewith and offered for resale hereby is an estimate based upon the average of the Fair Market Value of the Common Stock for the twenty (20) business days commencing December 20, 1997 and ended January 13, 1998, is subject to adjustment and could be materially less or more than such estimated amount depending upon factors which cannot be predicted by the Registrant at this time, including, among other factors, the date on which the Series G Preferred Stock is converted and the future market price of the Common Stock. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares of the Registrant's Common Stock as may be issued as a result of stock splits, stock dividends and anti-dilution adjustments with respect to the shares registered hereby.

(2) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on January 12, 1998 in accordance with Rule 457 under the Securities
Act of 1933.

(3) Calculation of the Registration Fee excludes 50,000 shares of common stock which were registered pursuant to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-28309) and which are included in the prospectus contained in this Registration Statement pursuant to Rule 429 under the Securities Act of 1933.
                        ________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                        ________________________

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included as a part of this Registration Statement shall be deemed to be a combined prospectus which relates to the Registration Statement on Form S-3, Registration No. 333-28309, of the Registrant which is amended hereby (Post-Effective Amendment No. 1).

                           PROSPECTUS


         SUBJECT TO COMPLETION, DATED JANUARY 16, 1998

                            Alteon Inc.

                         2,093,492 Shares*
                           Common Stock
                    (par value $.01 per share)
                     ________________________


     This Prospectus relates to the proposed sale from time to time by certain stockholders (the "Selling Stockholders") of shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock") of Alteon Inc. ("Alteon" or the "Company") including Shares issuable upon (i) conversion of the Company's Series G Preferred Stock, $.01 par value per share (the "Series G Preferred Stock"), (ii) exercise of certain warrants issued by the Company in April 1997 to purchase an aggregate of 50,000 shares of Common Stock (the "April 1997 Warrants"), and (iii) exercise of certain warrants issued by the Company in January 1998 to purchase an aggregate of 10,000 shares of Common Stock (the "January 1998 Warrants") (together with the April 1997 Warrants, the "Warrants"). All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain liabilities under the Securities Act of 1933 (the "Securities Act"). See "Plan of Distribution."

     The Company will not receive any proceeds from sales of the Shares by the Selling Stockholders but will receive proceeds from the exercise, if any, of the Warrants.

     The Shares will be sold from time to time by the Selling Stockholders or their successors in interest primarily in transactions (which may include block transactions) on the Nasdaq National Market or such other market on which the Common Stock may, from time to time, be traded at the price then prevailing, although sales may also be made in negotiated transactions or otherwise. See "Plan of Distribution."

     The Company's Common Stock is quoted on the Nasdaq National
Market under the symbol ALTN. On January 14, 1998 the last reported sale price of the Common Stock was $9.25 per share.

                       ________________________

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
SEE "RISK FACTORS."

     *The shares of Common Stock offered hereby include 60,000 shares issuable upon exercise of the Warrants and such presently indeterminate number of shares of Common Stock as shall be issuable upon the conversion of all of the 939 shares of the Company's Series G Preferred Stock, $.01 par value per share (the "Series G Preferred Stock"). The number of shares of Common Stock which a holder of Series G Preferred Stock shall be entitled to receive upon conversion of a share of Series G Preferred Stock shall be the quotient obtained by dividing $10,000 by the average of the closing sales price of the Common Stock (the "Fair Market Value") for the twenty (20) business days immediately preceding the date of conversion. The number of shares of Common Stock issuable in connection with the Series G Preferred Stock and offered for resale hereby is an estimate based upon the average of the Fair Market Value of the Common Stock for the twenty (20) business days commencing December 20, and ended January 13, 1998, is subject to adjustment and could be materially less or more than such estimated amount depending upon factors which cannot be predicted by the Registrant at this time, including, among other factors, the date on which the Series G Preferred Stock is converted and the future market price of the Common Stock. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares of the Common Stock as may be issued as a result of stock splits, stock dividends and anti-dilution adjustments with respect to the Shares. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to the number of shares of Common Stock that may be issued upon conversion of the Series G Preferred Stock. See "Risk Factors-Effect of the Conversion of the Series G Preferred Stock" and "Description of Securities."

                       ________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is ______________

                      ADDITIONAL INFORMATION

     This Prospectus, which constitutes a part of various registration statements on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act, omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described below.

                      AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected without charge and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material is also available through the Commission's Web Site (http://www.sec.gov). Alteon's Common Stock is listed and traded on the Nasdaq National Market. Reports, proxy statements and other information filed by the Company may also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20002.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as amended by Form 10-K/A.

    (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and
          September 30, 1997.

    (c)   The Company's Current Reports on Form 8-K filed April

          25, 1997, May 9, 1997, June 24, 1997, August 8, 1997,
          October 3, 1997 and December 10, 1997.

    (d) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A filed November 1, 1991, including any amendments or reports filed for the purpose of updating such description.

    (e) The description of the Company's Rights to Purchase Series F Preferred Stock which is contained in the Company's Registration Statement on Form 8-A, filed August 4, 1995, including any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Alteon hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus and deemed to be a part hereof, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. These documents are available upon request from Elizabeth A. O'Dell, Vice President, Finance and Administration, Alteon Inc., 170 Williams Drive, Ramsey, New Jersey 07446, (201) 934-5000.

                           THE COMPANY

   Alteon is engaged in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. The Company's efforts have focused primarily on developing its lead first-in-class compound, pimagedine, as an agent to inhibit or block abnormal glucose/protein complexes, known as Advanced Glycosylation End-products ("A.G.E.s"), that lead to diabetic complications such as kidney disease and retinopathy. A.G.E.s accumulate throughout the body at a rate dependent on glucose levels. This accumulation and the subsequent cross-linking of A.G.E.s to other proteins results in a progressive loss of function of certain organs, blood vessels and nerves. High levels of A.G.E.s are found in persons with diabetes, a disease characterized by elevated glucose levels. The Company is also utilizing its technical expertise in the field of diabetes to develop compounds focused on glucose regulation and control.

     The Company is currently conducting three pivotal clinical trials evaluating pimagedine as a treatment for diabetic kidney disease: two Phase III clinical trials for overt nephropathy and one Phase III trial for end-stage renal disease. In addition, the Company recently expanded the potential indications and dosage forms of pimagedine beyond the complications of diabetes to take advantage of its other mechanisms of action. The Company has filed two investigational new drug applications ("INDs") with the U.S. Food and Drug Administration ("FDA") for inflammatory skin diseases and stroke.

     Alteon has strategic alliances with Yamanouchi Pharmaceutical Co., Ltd. ("Yamanouchi"), Corange International Ltd., acting through Boehringer Mannheim Diagnostics ("Boehringer Mannheim"), Gamida for Life, formerly Eryphile BV ("Gamida"), IDEXX Laboratories, Inc. ("IDEXX") and Genentech, Inc. ("Genentech") to develop and market pimagedine and A.G.E. diagnostics for human or veterinary uses in specific territories throughout the world. In order to expand its internal research and development capacities, Alteon has licensed technology and/or patent rights from The Rockefeller University ("Rockefeller University"), The Picower Institute for Medical Research ("The Picower Institute") and Washington University in St. Louis, Missouri ("Washington University").

     The Company was incorporated in Delaware in 1986.  The
Company's principal executive offices are located at 170 Williams
Drive, Ramsey, New Jersey 07446 and its telephone number is (201)
934-5000.

                   FORWARD LOOKING STATEMENTS

    This Prospectus includes certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believes," "anticipates," "expects" and similar expressions are intended to identify such forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made by the Company. Factors described in this Prospectus, including without limitation those identified in "Risk Factors" and in the documents incorporated herein by reference, could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the Company.


                           RISK FACTORS

    The following risk factors should be considered carefully in evaluating an investment in the Shares offered by this
Prospectus:

UNCERTAINTIES RELATED TO CLINICAL TRIALS

     Before obtaining regulatory approvals for the commercial sale of any of its products under development, the Company must demonstrate through pre-clinical studies and clinical trials that the product is safe and effective for use in each target indication. The results from pre-clinical studies and early clinical trials may not be predictive of results that will be obtained in large-scale testing, and there can be no assurance that the Company's clinical trials will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals or will result in marketable products. In addition, clinical trials are often conducted with patients having the most advanced stages of disease. During the course of treatment, these patients may die or suffer other adverse medical events for reasons that may not be related to the pharmaceutical agent being tested but which can nevertheless adversely affect clinical trial results. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. If the Company's lead compound, pimagedine, is not shown to be safe and effective in clinical trials, the resulting delays in developing other compounds and conducting related pre-clinical and clinical development, as well as the need for additional financing, would have a material adverse effect on the Company's business, financial condition and results of operations.

     The rate of completion of the Company's clinical trials may be delayed by many factors. For example, as a result of independent academic research which implied that pimagedine had potential tumorigenic activity, and the Company's pre-clinical animal studies which demonstrated evidence of gastric and other toxicities, additional studies, data analysis and modification of protocols were needed before pivotal human clinical trials could begin. This caused a delay in the initiation of Phase II/III clinical trials of pimagedine in patients with diabetic nephropathy. In addition, delays may occur in enrolling patients as a result of the lack of availability of patients who satisfy the protocol for a particular trial, variations in the performance of the principal investigators in the trials, the response of potential patients to recruitment efforts and the performance of the Company's collaborative partners who may manage portions of the clinical trials. Delays in completion of the trials may also occur as a result of difficulties in retaining patients in the trials, preliminary safety data analysis which requires changes in the protocols, such as those made following dose-related adverse events in certain patients in the ACTION II Trial with pimagedine, and delays in approval of the trials by institutional review boards at the trial sites. Accordingly, no assurance can be given that enrollment in any of the Company's clinical trials can be achieved on a timely basis, if at all, or that clinical trials can be successfully completed within any particular time frame or at all. In addition, clinical trials may be terminated at any time for safety reasons or if little or no efficacy is demonstrated on an interim basis. Any delays in, or termination of, the Company's clinical trial efforts would have a material adverse effect on the Company's business, financial condition and results of operations.

     The use of the Company's potential products in clinical trials may expose the Company to product liability claims. See
"-- Potential Product Liability; Uncertainties Related to
Insurance."

     There can be no assurance that the outcome measures used by the Company in clinical trials will be acceptable to the FDA or other regulatory authorities as the basis for marketing approvals or that additional Phase III clinical trials will not be required by regulatory authorities. There can be no assurance that Alteon will be permitted by regulatory authorities to undertake additional clinical trials for pimagedine or, if such trials are conducted, that any of the Company's product candidates will prove to be safe and efficacious or will receive regulatory approvals.

     Additionally, the Company has engaged third parties to assist in conducting its clinical trials. Failure of Alteon or any of these third parties to perform to the standards necessary for ultimate regulatory approval of a compound would have a material adverse effect on the Company's business, financial condition and results of operations.

NEED FOR FUTURE FUNDING; UNCERTAINTY OF ACCESS TO CAPITAL

     Alteon will require substantial funding in order to continue the research, product development, pre-clinical testing and clinical trials of its product candidates. The Company will also require additional funding for operating expenses, the pursuit of regulatory approvals for its product candidates and the establishment of marketing and sales capabilities. The Company's future capital requirements will depend on many factors, including continued scientific progress in its research and development programs, the size and complexity of these programs, progress with pre-clinical testing and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, the establishment of additional collaborative arrangements, the cost of manufacturing arrangements, commercialization activities, and the cost of product in-licensing and strategic acquisitions, if any. There can be no assurance that the Company's cash reserves and other liquid assets, including funding that may be received from the Company's corporate partners and equity sales and interest income earned thereon, will be adequate to satisfy its capital and operating requirements.

     Alteon intends to seek funding through arrangements with corporate collaborators and through public or private sales of the Company's securities, including equity securities. In addition, the Company has obtained capital leases and may pursue opportunities to obtain debt financing in the future. There can be no assurance, however, that additional funding will be available on reasonable terms, if at all. Any additional equity financing would be dilutive to the Company's stockholders. If adequate funds are not available, Alteon may be required to curtail significantly or eliminate one or more of its research and development programs and/or obtain funds through arrangements with collaborative partners or others that may require Alteon to relinquish rights to certain of its technologies or product candidates.

UNCERTAINTIES RELATED TO THE EARLY STAGE OF DEVELOPMENT;
TECHNOLOGICAL UNCERTAINTIES

     All of the Company's product candidates are in the research or development stage, and all revenues to date have been generated from collaborative research agreements and financing activities, or interest income earned on these funds. No revenues have been generated from product sales. There can be no assurance that product revenues can be realized on a timely basis, if at all.

     Alteon has not yet requested or received regulatory approval for any product from the FDA or any other regulatory body. There can be no assurance that Alteon will succeed in the development and marketing of any therapeutic or diagnostic product. To achieve profitable operations, the Company must, alone or with others, successfully identify, develop, introduce and market proprietary products. Such products will require significant additional investment, development and pre-clinical and clinical testing prior to potential regulatory approval and commercialization.

     The development of new pharmaceutical products is highly uncertain and subject to a number of significant risks.

Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons. Potential products may be found ineffective or cause harmful side effects during pre-clinical testing or clinical trials, fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale, be uneconomical, fail to achieve market acceptance or be precluded from commercialization by proprietary rights of third parties. The Company's lead compound, pimagedine, has not yet been proven safe and effective in humans and utilizes a mechanism of action as yet unproven in humans. There can be no assurance that the Company's product development efforts will be successfully completed, that required regulatory approvals can be obtained or that any products, if introduced, will be successfully marketed or achieve customer acceptance. Commercial availability of any Alteon products, including pimagedine, is not expected for a number of years, if at all.

UNCERTAINTY OF FUTURE PROFITABILITY

     At September 30, 1997, the Company had a cumulative net loss of $73,412,020. The Company anticipates that it will incur substantial, potentially greater losses in the future. There can be no assurance that the Company's products under development will be successfully developed or that its products, if successfully developed, will generate revenues sufficient to enable the Company to earn a profit. Alteon expects to incur substantial additional operating expenses over the next several years as its research, development and clinical trial activities increase. Alteon does not expect to generate revenues from the sale of products, if any, for a number of years. The Company's ability to achieve profitability depends in part on its ability to enter into agreements for product development, obtain regulatory approval for its products and develop the capacity, or enter into agreements, for the manufacture, marketing and sale of any products. There can be no assurance that Alteon will obtain required regulatory approvals, or successfully develop, manufacture, commercialize and market product candidates or that the Company will ever achieve product revenues or profitability.

DEPENDENCE ON COLLABORATIVE RELATIONSHIPS

     The Company's strategy for development and commercialization of certain of its products is dependent upon entering into various arrangements with research collaborators, corporate partners and others and upon the subsequent success of these third-parties in performing their obligations.

     Alteon has established collaborative arrangements with Yamanouchi, Gamida, Boehringer Mannheim, IDEXX and Genentech with respect to the development of drug therapies and diagnostics utilizing the Company's scientific platforms. The Company will, in some cases, be dependent upon these outside partners to conduct pre-clinical testing and clinical trials and to provide adequate funding for the Company's development programs. Under certain of these arrangements, the Company's corporate partners may have all or a significant portion of the development and regulatory approval responsibilities. Failure of the corporate partners to develop marketable products or to gain the appropriate regulatory approvals on a timely basis, if at all, would have a material adverse effect on the Company's business, financial condition and results of operations.

     In most cases, the Company cannot control the amount and timing of resources which its corporate partners devote to the Company's programs or potential products. If any of the Company's corporate partners breach or terminate their agreements with the Company or otherwise fail to conduct their collaborative activities in a timely manner, the pre-clinical or clinical development or commercialization of product candidates or research programs will be delayed, and the Company will be required to devote additional resources to product development and commercialization or terminate certain development programs. The termination of collaborative arrangements would have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that disputes will not arise in the future with respect to the ownership of rights to any technology developed with third-parties. These and other possible disagreements between collaborators and the Company could lead to delays in the collaborative research, development or commercialization of certain product candidates or could require or result in litigation or arbitration, which would be time-consuming and expensive and would have a material adverse effect on the Company's business, financial condition and results of operations.

     Alteon's corporate partners may develop, either alone or with others, products that compete with the development and marketing of the Company's products. Competing products, either developed by the corporate partners or to which the corporate partners have rights, may result in their withdrawal of support with respect to all or a portion of the Company's technology, which would have a material adverse effect on the Company's business, financial condition and results of operations.

UNCERTAINTIES RELATED TO PATENTS AND PROPRIETARY TECHNOLOGY

     The Company's success will depend on its ability to obtain patent protection for its products, preserve its trade secrets, prevent third-parties from infringing upon its proprietary rights and operate without infringing upon the proprietary rights of others, both in the United States and abroad.

     The degree of patent protection afforded to pharmaceutical inventions is uncertain and the Company's potential products are subject to this uncertainty. Pimagedine is not a novel compound and is not covered by a composition-of-matter patent. The patents covering pimagedine are use patents containing claims covering therapeutic indications and the use of specific compounds and classes of compounds to inhibit A.G.E. formation. Competitors may develop and commercialize pimagedine or pimagedine-like products for indications outside of the protection provided by the claims of the Company's use patents. Physicians, pharmacies and wholesalers could then substitute for the Company's pimagedine products. Substitution for the Company's pimagedine products would have a material adverse effect on the Company's business, financial condition and results of operations. Use patents may afford a lesser degree of protection in certain foreign countries due to their patent laws. In addition, although the Company has several patent applications pending to protect proprietary technology and potential products, there can be no assurance that these patents will be issued, that the claims of any patents which do issue will provide any significant protection of the Company's technology or products, or that the Company will enjoy any patent protection beyond the expiration dates of its currently issued patents.

     There can be no assurance that competitors will not develop competitive products outside the protection that may be afforded by the claims of the Company's patents. The Company is aware that other parties have been issued patents and have filed patent applications in the United States and foreign countries with respect to other agents which impact A.G.E. or A.G.E. cross-link formation.

     Because of the substantial length of time and expense associated with bringing new products through development and regulatory approval to the marketplace, the pharmaceutical industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. There can be no assurance as to the success or timeliness in obtaining any such patents, that the breadth of the claims obtained will provide any significant protection of the Company's technology and products, or that the degree of protection afforded by patents for licensed technologies or for future discoveries will be adequate to protect the Company's technology or potential products.

     The Company also relies upon unpatented trade secrets and improvements, unpatented know-how and continuing technological innovation to maintain, develop and expand its competitive position, which it seeks to protect, in part, by confidentiality agreements with its corporate partners, collaborators, employees and consultants. The Company also has invention or patent assignment agreements with its employees and certain, but not all, corporate partners and consultants. There can be no assurance that relevant inventions will not be developed by a person not bound by an invention assignment agreement. There can be no assurance that binding agreements will not be breached, that the Company would have adequate remedies for such breach, or that the Company's trade secrets will not otherwise become known to or be independently discovered by competitors.

UNCERTAINTIES RELATED TO GOVERNMENT REGULATION; NO ASSURANCE OF
REGULATORY APPROVAL

     Alteon's research, pre-clinical testing and clinical trials of its product candidates are, and the manufacturing and marketing of its products will be, subject to extensive and rigorous regulation by numerous governmental authorities in the United States and in other countries where the Company intends to test and market its product candidates.

     Prior to marketing, any product developed by the Company must undergo an extensive regulatory approval process. This regulatory process, which includes pre-clinical testing and clinical trials, and may include post-marketing surveillance, of each compound to establish its safety and efficacy, can take many years and can require the expenditure of substantial resources. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations which could delay, limit or prevent regulatory approval. In addition, delays or rejections may be encountered based upon changes in FDA policy for drug approval during the period of product development and FDA regulatory review of each submitted new drug application ("NDA"). Similar delays may also be encountered in foreign countries. There can be no assurance that regulatory approval will be obtained for any drugs developed by the Company. Moreover, regulatory approval may entail limitations on the indicated uses of the drug. Further, even if regulatory approval is obtained, a marketed drug and its manufacturer are subject to continuing review and discovery of previously unknown problems with a product or manufacturer which may have adverse effects on the Company's business, financial condition and results of operations, including withdrawal of the product from the market. Violations of regulatory requirements at any stage, including pre-clinical testing and clinical trials, the approval process or post-approval, may result in various adverse consequences including the FDA's delay in approving, or its refusal to approve, a product withdrawal of an approved product from the market and the imposition of criminal penalties against the manufacturer and NDA holder. Except for pimagedine, which has been allowed to proceed into human clinical trials for diabetic patients with nephropathy, end-stage renal disease, dyslipidemia and dermatological conditions and an IND for treatment of stroke (intravenous), the Company has not submitted any other IND application for any product candidate and none has been approved for commercialization in the United States or elsewhere. No assurance can be given that the Company will be able to obtain FDA approval for any products. Failure to obtain requisite governmental approvals or failure to obtain approvals of the scope requested will delay or preclude the Company or its licensees or marketing partners from marketing the Company's products or limit the commercial use of such products and will have a material adverse effect on the Company's business, financial condition and results of operations.

INTENSE COMPETITION AND RISK OF TECHNOLOGICAL OBSOLESCENCE;
ALTERNATE CURES OR THERAPIES FOR DIABETES

     The Company is engaged in pharmaceutical fields characterized by extensive research efforts and rapid technological progress. Many established pharmaceutical and biotechnology companies with resources greater than those of the Company are attempting to develop products that would be competitive with the Company's products. Other companies may succeed in developing products that are safer, more efficacious or less costly than any that may be developed by Alteon and may also be more successful than Alteon in production and marketing. Rapid technological development by others may result in the Company's products becoming obsolete before the Company recovers a significant portion of the research, development or commercialization expenses incurred with respect to those products.

     Certain technologies under development by other pharmaceutical companies could result in a cure for diabetes or the reduction of the incidence of diabetes and its complications. For example, a number of companies are investigating islet cell transplantation as a possible cure for Type I diabetes. Results of a study conducted by the National Institutes of Health, known as the Diabetes Control and Complications Trial ("DCCT"), published in 1993, showed that tight glucose control reduced the incidence of diabetic complications. Numerous companies are pursuing methods to control glucose levels. In addition, several large companies have initiated or expanded research, development and licensing efforts to build a diabetic pharmaceutical franchise focusing on diabetic nephropathy, neuropathy, retinopathy and related conditions. An example of this is research seeking anti-angiogenesis drugs for the potential treatment of diabetic retinopathy. Furthermore, the Company is aware of several pharmaceutical companies which are developing thiazolidinedione derivatives ("glitazones") for the treatment of Type II diabetes. In January 1997, Warner-Lambert Company was given approval and clearance by the FDA for the marketing of Rezulin(TM) (troglitazone), an anti-diabetic drug designed to target insulin resistance in Type II diabetes. It is possible that one or more of these initiatives may reduce or eliminate the market for the Company's products.

     In addition, captopril, a product marketed by Bristol-Myers Squibb Company, has been approved for Type I diabetics with overt nephropathy. The patent covering captopril expired in February 1996. Other pharmaceutical companies have chosen to market and sell this drug, resulting in a substantial decrease in price. This decline in price for captopril may significantly reduce or eliminate the market for any product developed by the Company for this indication.

UNCERTAINTIES RELATED TO PHARMACEUTICAL PRICING AND REIMBURSEMENT

     The Company's business, financial condition and results of operations may be materially adversely affected by the continuing efforts of government and third-party payors to contain or reduce the costs of health care through various means. For example, in certain foreign markets, pricing and/or profitability of prescription pharmaceuticals are subject to government control. In the United States, the Company expects that there will continue to be federal and state initiatives to control and/or reduce pharmaceutical expenditures. In addition, increasing emphasis on managed care in the United States will continue to put pressure on pharmaceutical pricing. Cost control initiatives could decrease the price that the Company receives for any products it may develop and sell in the future and have a material adverse effect on the Company's business, financial condition and results of operations. Further, to the extent that cost control initiatives have a material adverse effect on the Company's corporate partners, the Company's ability to commercialize its products may be adversely affected.

     The Company's ability to commercialize pharmaceutical products may depend in part on the extent to which reimbursement for the products will be available from government health administration authorities, private health insurers and other third-party payors. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and third-party payors, including Medicare, are increasingly challenging the prices charged for medical products and services. There can be no assurance that any third-party insurance coverage will be available to patients for any products developed by the Company. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new therapeutic products and by refusing in some cases to provide coverage for uses of approved products for disease indications for which the FDA has not granted labeling approval. If adequate coverage and reimbursement levels are not provided by government and other third-party payors for the Company's products, the market acceptance of these products would be adversely affected.

UNCERTAINTIES RELATED TO MARKETING AND SALES

     For certain of its products, the Company has licensed exclusive marketing rights to its corporate partners or formed collaborative marketing arrangements within specified territories in return for royalties to be received on sales, a share of profits or beneficial transfer pricing. These agreements are terminable at the discretion of the Company's partners upon as little as 90 days' prior written notice. If the licensee or marketing partner terminates an agreement or fails to market a product successfully, the Company's business, financial condition and results of operations may be adversely affected.

     Alteon currently has no experience in marketing or selling pharmaceutical products. In order to achieve commercial success for any approved product, Alteon must either develop a marketing and sales force or, where appropriate or permissible, enter into arrangements (such as its arrangement with Genentech regarding the marketing of pimagedine in a specific territory) with third parties to market and sell its products. There can be no assurance that Alteon will develop successfully marketing and sales experience or that it will be able to enter into marketing and sales agreements with others on acceptable terms, if at all, or that any such arrangements, if entered into, will not be terminated. If the Company develops its own marketing and sales capability, it will compete with other companies that currently have experienced, well funded and larger marketing and sales operations. To the extent that the Company enters into co-promotion or other sales and marketing arrangements with other companies, any revenues to be received by Alteon will be dependent on the efforts of others, and there can be no assurance that their efforts will be successful.

NO MANUFACTURING EXPERIENCE; RELIANCE ON THIRD-PARTY
MANUFACTURING

     The Company has no experience in manufacturing products for commercial purposes and does not have manufacturing facilities. Consequently, the Company is dependent on contract manufacturers for the production of products for development and commercial purposes. The manufacture of the Company's products for clinical trials and commercial purposes is subject to current Good Manufacturing Practice ("cGMP") regulations promulgated by the FDA.

     The Company has contracted or will be contracting with third parties for the manufacture and distribution of pimagedine. However, in the event that the Company is unable to obtain or retain third-party manufacturing for its products, it will not be able to commercialize such products as planned. There can be no assurance that the Company will be able to enter into agreements for the manufacture of future products with manufacturers whose facilities and procedures comply with cGMP and other regulatory requirements. The Company's current dependence upon others for the manufacture of its products may adversely affect its profit margin, if any, on the sale of future products and the Company's ability to develop and deliver such products on a timely and competitive basis.

POTENTIAL PRODUCT LIABILITY; UNCERTAINTIES RELATED TO INSURANCE

     The use of any of the Company's potential products in clinical trials and the sale of any approved products, including the testing and commercialization of pimagedine, may expose the Company to liability claims resulting from the use of products or product candidates. These claims might be made directly by consumers, pharmaceutical companies or others. The Company maintains product liability insurance coverage for claims arising from the use of its products in clinical trials. However, coverage is becoming increasingly expensive, and no assurance can be given that the Company will be able to maintain insurance or, if maintained, that insurance can be acquired at a reasonable cost or in sufficient amounts to protect the Company against losses due to liability that could have a material adverse effect on the Company's business, financial conditions and results of operations. There can be no assurance that the Company will be able to obtain commercially reasonable product liability insurance for any product approved for marketing in the future or that insurance coverage and the resources of the Company would be sufficient to satisfy any liability resulting from product liability claims. A successful product liability claim or series of claims brought against the Company could have a material adverse effect on its business, financial condition and results of operations.

ATTRACTION AND RETENTION OF KEY EMPLOYEES AND CONSULTANTS

     The Company is highly dependent on the principal members of its management and scientific staff. The loss of services of any of these personnel could impede the achievement of the Company's development objectives. Furthermore, recruiting and retaining qualified scientific personnel to perform research and development work in the future will also be critical to the Company's success. There can be no assurance that the Company will be able to attract and retain personnel on acceptable terms given the competition between pharmaceutical and health care companies, universities and non-profit research institutions for experienced scientists. In addition, the Company relies on consultants and members of its Scientific Advisory Board to assist the Company in formulating its research and development strategy. All of Alteon's consultants and the members of the Scientific Advisory Board are employed outside the Company and may have commitments to or consulting or advisory contracts with other entities that may limit their availability to the Company.

HAZARDOUS MATERIALS

     The Company's research and development activities involve the controlled use of hazardous materials, chemicals and various radioactive compounds. Although the Company believes that its safety procedures for handling and disposing of hazardous materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, the Company could be held liable for any damages or fines that result. Such liability could have a material adverse effect on the Company's business, financial condition and results of operations.

EFFECT OF THE CONVERSION OF THE SERIES G PREFERRED STOCK

     The exact number of shares of Common Stock issuable upon conversion of all of the Series G Preferred Stock will vary inversely with the market price of the Common Stock. The holders of Common Stock may be materially diluted by conversion of the Series G Preferred Stock depending on the future market price of the Common Stock. On January 14, 1998 the average of the Fair Market Value of the Common Stock on the Nasdaq National Market for the twenty (20) business days immediately preceding such date was $7.85 per share. If such price were used to determine the number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock, the Company would issue a total of approximately 1,196,178 shares of Common Stock if all shares of the Series G Preferred Stock were converted on such date. To the extent the average of the Fair Market Value of the Common Stock during the 20 business days immediately preceding any date on which shares of the Series G Preferred Stock are converted is higher or lower than $7.85, the Company would issue more or fewer shares of Common Stock than reflected in such estimate, and such difference could be material. In addition, the number of shares of Common Stock to be issued upon conversion of the Series G Preferred Stock will depend on the number of shares of Series G Preferred Stock issued as dividends on the Series G Preferred Stock. See "Description of Securities -- Series G Preferred Stock."

EFFECT OF CONVERSION OF THE SERIES H PREFERRED STOCK

     The Company has authorized 8,000 shares of Series H Preferred Stock, none of which have been issued on the date hereof. Pursuant to the Stock Purchase Agreement dated as of December 1, 1997 between the Company and Genentech (the "Genentech Stock Purchase Agreement"), the Company has agreed to sell, and Genentech has agreed to purchase, up to 4,800 shares of Series H Preferred Stock to fund certain of the Company's product development activities. The Genentech Stock Purchase Agreement provides that Genentech will purchase 1,600 shares of Series H Preferred Stock not later than January 31, 1998 and commencing July 1, 1998 will purchase the balance in quarterly installments ending not later than January 2, 2002, subject to certain conditions set forth in the License Agreement (as defined below). The actual number of shares of Series H Preferred Stock which will be issued, and the timing of such issuance, will depend on the costs of the Company's development activities to be funded by Genentech's purchases of Series H Preferred Stock. The Series H Preferred Stock will be convertible into Common Stock at a conversion price which reflects the average market price of the Common Stock during the 20 business days immediately preceding any date on which shares of the Series H Preferred Stock are converted. The exact number of shares of Common Stock issuable upon conversion of all of the Series H Preferred Stock will vary inversely with the Fair Market Value of the Common Stock. The holders of Common Stock may be materially diluted by conversion of the Series H Preferred Stock depending on the future market price of the Common Stock and the number of shares of Series H Preferred Stock which are issued by the Company. See "Description of Securities -- Series H Preferred Stock."

POTENTIAL ADVERSE EFFECTS OF SHARES ELIGIBLE FOR FUTURE SALE

     As of December 31, 1997, 3,659,440 shares of Common Stock were issuable upon the exercise of outstanding stock options and an additional stock option exercisable for 200,000 shares of Common Stock had been approved by the Board of Directors of the Company. The issuance of Common Stock upon the exercise of stock options, which will be freely tradeable, and the exercise of warrants, the conversion of Series G Preferred Stock and Series H Preferred Stock, as well as future sales of Common Stock by the Company or of shares of Common Stock by existing stockholders, or the perception that sales could occur, could adversely affect the market price of the Common Stock. Two of the Company's corporate partners, Yamanouchi and Genentech, are stockholders. A former partner of the Company, HMRI, is also a stockholder. Any of them could choose to sell its shares at any time for any reason. The sale of these shares, particularly those held by Yamanouchi and Genentech, could be viewed in the marketplace as a lack of confidence in the Company regardless of the reason for such sale, and could have a substantial negative impact on the market price of the Common Stock.

VOLATILITY OF COMMON STOCK PRICE

     The market prices for securities of biotechnology and pharmaceutical companies, including Alteon, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in the Company's operating results, announcement of technological innovations or new therapeutic products by the Company or others, clinical trial results, developments concerning agreements with collaborators, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of drugs developed by the Company or others, future sales of substantial amounts of Common Stock by existing stockholders and general market conditions can have an adverse effect on the market price of the Common Stock. The realization of any of the risks described in these "Risk Factors" could have a dramatic and adverse impact on the market price of the Common Stock.

POTENTIAL ADVERSE EFFECT OF ANTI-TAKEOVER PROVISIONS

     The Company's Certificate of Incorporation provides for staggered terms for the members of the Board of Directors and includes a provision (the "Fair Price Provision") that requires the approval of the holders of 80% of the Company's voting stock as a condition to a merger or certain other business transactions with, or proposed by, a holder of 10% or more of the Company's voting stock, except in cases where certain directors approve the transaction or certain minimum price criteria and other procedural requirements are met. The Company has entered into a Stockholders' Rights Agreement pursuant to which each holder of a share of Common Stock is granted a Right to purchase the Company's Series F Preferred Stock under certain circumstances if a person or group acquires or commences a tender offer for 20% of the Company's outstanding Common Stock. The Company has also adopted a Change in Control Severance Benefits Plan which provides for severance benefits to employees upon certain events of termination of employment after or in connection with a change in control as defined in the Plan. In addition, the Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences of, and issue shares of, Preferred Stock. The staggered board terms, Fair Price Provision, Stockholders' Rights Agreement, Change in Control Severance Benefits Plan, Preferred Stock provision and other provisions of the Company's charter and Delaware corporate law may discourage certain types of transactions involving an actual or potential change in control of the Company.


                         USE OF PROCEEDS

     The Company will receive no proceeds from the sale of the Shares by the Selling Stockholders but will receive proceeds from the exercise, if any, of the Warrants. Proceeds from the sale of the Series G Preferred Stock to the Selling Stockholders and proceeds from the exercise of the Warrants, if any, will be used for general corporate purposes.

                       SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the Selling Stockholders, including (i) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of the date of this Prospectus, (ii) the maximum number of shares of such Common Stock to be offered hereby, (iii) the number of shares to be owned after completion of the Offering (assuming all shares offered hereby are sold), and (iv) the percentage of the Company's Common Stock to be owned by the Selling Stockholders after completion of the Offering (assuming all shares offered hereby are sold). The information in the table is based upon information provided to the Company by the Selling Stockholders, except for the assumed conversion ratio of shares of Series G Preferred Stock into shares of Common Stock, which is based solely on the assumptions discussed in the footnotes to the table.



                                                                                         Percentage
                     Number of Shares                                                    of Outstanding
                     Beneficially Owned      Maximum Number of     Number of Shares      Common Stock
Name of Selling      Prior to Offering       Shares Being          Beneficially Owned    Beneficially Owned
Stockholder          (1)                     Offered (1)           After Offering(2)     After Offering

Genentech, Inc.        2,033,492(3)          2,033,492(3)                   0                0

Halifax Fund, L.P.        36,000(4)             36,000(4)                   0                0

Galileo Capital,           3,600(5)              3,600(5)                   0                0
  L.L.C.

RGC International          8,400(6)              8,400(6)                   0                0
  Investors, LDC

Heracles Fund              3,600(7)              3,600(7)                   0                0

Themis Partners,           8,400(8)              8,400(8)                   0                0
  L.P.

(1) Except as set forth in footnote (3), beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange
     Act.

(2) Assumes all shares are sold to parties which are not affiliates of the Selling Stockholders.

(3) Represents 837,314 Shares and 1,196,178 Shares issuable to Genentech, Inc., a Delaware corporation, upon conversion of all of its 939 shares of the Series G Preferred Stock. The number of shares of Common Stock issuable upon conversion of the shares of Series G Preferred Stock was estimated based upon a conversion price of $7.85, such price being the average of the Fair Market Value of the Common Stock for the twenty (20) business days immediately preceding January 14, 1998. The actual number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among other factors, the date on which the Series G
     Preferred Stock is converted and the future Fair Market
     Value of the Common Stock. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock. Pursuant to the terms of the Certificate of Designations for the Series G Preferred
     Stock, a holder of Series G Preferred Stock may convert the Series G Preferred Stock upon seventy (70) days' prior notice to the Company. Accordingly, the number of shares of Common Stock set forth above for Genentech may exceed the actual number of shares of Common Stock that such Selling Stockholder would be deemed beneficially to own at any given time through its ownership of the Series G Preferred Stock.
     To the extent that beneficial ownership of Genentech set forth in the table does not reflect the 70 days' notice requirement for the conversion of the Series G Preferred
     Stock, the information set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act. The Series G Preferred Stock automatically converts into Common Stock immediately upon transfer to a non-affiliated third party. See "Risk Factors -- Effect of the Conversion of the Series G Preferred Stock" and "Description of Securities." Does not include shares of Common Stock which may be issued upon conversion of shares of Series G Preferred Stock issued as dividends before or after the date of this Prospectus or upon conversion of shares of Series H Preferred Stock acquired by Genentech after the date of this Prospectus none of which are beneficially owned pursuant to Rule 13d-3 under the Exchange Act. See "Risk Factors --
     Effect of the Conversion of the Series H Preferred Stock" and "Description of Securities -- Series H Preferred Stock."

(4)  Represents Shares issuable to Halifax Fund, L.P., a Cayman
     Islands limited partnership, upon exercise of Warrants to purchase 36,000 shares of Common Stock.

(5)  Represents Shares issuable to Galileo Capital, L.L.C., a
     Delaware limited liability company, upon exercise of Warrants to purchase 3,600 shares of Common Stock.

(6)  Represents Shares issuable to RGC International Investors,
     LDC, a Cayman Islands limited duration company, upon exercise of Warrants to purchase 8,400 shares of Common
     Stock.

(7)  Represents Shares issuable to the Heracles Fund, a Cayman
     Islands corporation, upon exercise of Warrants to purchase
     3,600 shares of Common Stock.

(8)  Represents Shares issuable to Themis Partners, L.P., a
     Delaware limited partnership, upon exercise of Warrants to purchase 8,400 shares of Common Stock.

                    DESCRIPTION OF SECURITIES

Series G Preferred Stock

     Pursuant to the Genentech Stock Purchase Agreement the Company sold to the Selling Stockholders 939 shares of Series G Preferred Stock. The Company also agreed to file with the Commission a registration statement for the resale of the Common Stock issuable upon conversion of the Series G Preferred Stock (and the resale of 837,314 shares of Common Stock also issued pursuant to the Genentech Stock Purchase Agreement) and to keep such registration statement in effect until all such Common Stock is sold or eligible for resale pursuant to Rule 144 promulgated under the Securities Act.

      The Series G Preferred Stock is convertible into Common Stock or, at the option of the Company, cash at any time by the holder thereof upon seventy (70) days' prior notice to the Company, provided that the Series G Preferred Stock may not be converted if, following the conversion, the holder and its affiliates would be the beneficial owners of more than forty (40%) percent of the Company's outstanding Common Stock. The number of shares of Common Stock which a holder of Series G Preferred Stock is entitled to receive upon conversion of a share of Series G Preferred Stock is the quotient obtained by dividing $10,000 by the average of the Fair Market Value of the Common Stock for the twenty (20) business days immediately preceding the date of conversion. The Series G Preferred Stock automatically converts into Common Stock immediately upon transfer to a non-affiliated third party.

      The Series G Preferred Stock bears cumulative quarterly dividends, payable in shares of Series G Preferred Stock, at the rate of [8.5]% per annum. Upon the liquidation, dissolution or winding up of the Corporation, the holders of the Series G Preferred Stock shall be entitled to receive, in preference to the holders of shares of stock ranking junior to the Series G Preferred Stock, an amount equal to $10,000 per share for each share of the Series G Preferred Stock held and each share of Series G Preferred Stock constituting accrued and unpaid dividends.

     The holders of shares of Series G Preferred Stock have no voting rights except as required by the General Corporation Law of Delaware.

     The Certificate of Designations for the Series G Preferred
Stock contains restrictions on the repurchase or redemption of shares of stock ranking junior to the Series G Preferred Stock by the Company while there is an arrearage in the payment of dividends.

Series H Preferred Stock

     Except as provided in this section, the terms of the Series H Preferred Stock are identical to the terms of the Series G Preferred Stock described above. The Series H Preferred Stock will not be convertible into Common Stock until the earlier of:
(i) the granting of approval by the U.S. Food and Drug Administration (or any successor thereto) for the marketing and sale of any product which contains as an active ingredient the compound pimagedine and which is a licensed product(as such terms are defined in the Development Collaboration and License Agreement dated as of December 1, 1997 between the Company and Genentech (the "License Agreement"); (ii) termination by Genentech of the License Agreement pursuant to the License Agreement; or (iii) December 1, 2002. In addition, Genentech may convert into Common Stock at any time the number of shares of Series H Preferred Stock necessary so that the market value of the Company's outstanding Common Stock is at least twice the aggregate price paid by Genentech to the Company for all shares of Series G Preferred Stock and Series H Preferred Stock then held by it.

     The Series H Preferred Stock will bear a dividend equal to the prime rate per annum as published in the Wall Street Journal five (5) business days prior to the first issuance of a share of Series H Preferred Stock.

     Pursuant to the Genentech Stock Purchase Agreement, the Company has granted to the holders of the Series H Preferred Stock certain registration rights with regard to the Common Stock to be issued upon conversion of the Series H Preferred Stock.

     Issuance of Common Stock upon conversion of the Series G
Preferred Stock and the Series H Preferred Stock will have a dilutive effect on holders of the Common Stock.

April 1997 Warrants

     Pursuant to a Preferred Stock Investment Agreement dated as of April 24, 1997 the Company sold to certain investors 5,000 shares of the Company's 6% Cumulative Convertible Preferred Stock, $.01 par value per share, and the April 1997 Warrants for an aggregate purchase price of $5,000,000. The Company also entered into a Registration Rights Agreement with such investors (the "Registration Rights Agreement") pursuant to which the Company agreed to file with the Commission a registration statement for the resale of the Common Stock issuable upon exercise of the April 1997 Warrants and to keep such registration statement in effect until all such Common Stock is sold or eligible for resale pursuant to Rule 144 promulgated under the Securities Act (i.e., a period of one years for holders who are not affiliates of the Company).

     The holders of the April 1997 Warrants are entitled to purchase, in the aggregate, 50,000 shares of Common Stock for $4.025 per share. The April 1997 Warrants may be exercised at any time and from time to time, in whole or in part, prior to April 24, 2004. The number of shares and kind of securities issuable on exercise of the April 1997 Warrants is subject to adjustment in the event of certain subdivisions or combinations of the securities issuable upon exercise of the April 1997 Warrants, declarations of dividends or distributions on the Common Stock, mergers or consolidations of the Company and reorganizations or reclassifications of the securities issuable upon exercise of the April 1997 Warrants.

January 1998 Warrants

     In January 1998 the Company issued to certain of the Selling Stockholders, the January 1998 Warrants to purchase, in the aggregate, 10,000 shares of Common Stock for $4.025 per share. The January 1998 Warrants may be exercised at any time and from time to time, in whole or in part, prior to October 9, 2004. The number of shares and kind of securities issuable on exercise of the January 1998 Warrants is subject to adjustment in the event of certain subdivisions or combinations of the securities issuable upon exercise of the January 1998 Warrant, declarations of dividends or distributions on the Common Stock, mergers or consolidations of the Company and reorganizations or reclassifications of the securities issuable upon exercise of the January 1998 Warrant. The January 1998 Warrants are subject to the Registration Rights Agreement.

                      PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold by the Selling Stockholders or their pledgees, donees, transferees, or other successors in interest from time to time in one or more transactions (which may include block transactions) in the over-the-counter market, on the Nasdaq National Market or such other market on which the Company's Common Stock may, from time to time, be traded, in privately negotiated transactions, through the writing of options on the Shares (whether such options are listed on an options exchange or otherwise) or by a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In connection with distributions of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholders also may sell the Shares short and deliver the Shares to close out such short positions. The Selling Stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of the Shares to the broker-dealers, which may then resell or otherwise transfer such Shares. The Selling Stockholders also may loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default may sell or otherwise transfer the pledged Shares. In addition, any Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

     The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     To the extent required, the type and number of Shares to be sold, the purchase price and public offering price, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying Prospectus Supplement to this Prospectus.

     The Company agreed to indemnify and hold the Selling Stockholders harmless against certain liabilities, including certain liabilities under the Securities Act, that could arise in connection with the sale by the Selling Stockholders of the Shares. The Company has agreed to bear certain expenses (other than selling commissions) in connection with the registration and sale of the Shares being offered by the Selling Stockholders, estimated to be $17,031.00.

                          LEGAL MATTERS

     The validity of the issuance of the Common Stock being offered hereby has been passed upon by Smith, Stratton, Wise, Heher & Brennan, Princeton, New Jersey. A member of Smith, Stratton, Wise, Heher & Brennan holds an option to purchase 16,800 shares of Common Stock.

                             EXPERTS

     The financial statements incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

No dealer, salesperson or other
individual has been authorized to
give any information or to make any
representations other than those
contained in this Prospectus in
connection with the offer made by
this Prospectus and, if given or
made, such information or
representations must not be relied
upon as having been authorized by the
Company.  This Prospectus does not                 Alteon Inc.
constitute an offer to sell or a                2,093,492 shares
solicitation of an offer to buy any               Common Stock
securities in any jurisdiction in
which such offer or solicitation is
not authorized or in which the person
making such offer or solicitation is
not qualified to do so, or to any
person to whom it is unlawful to make               --------
such offer or solicitation.  Neither               PROSPECTUS
the delivery of this Prospectus nor                 --------
any sale made hereunder shall, under
any circumstances, create any
implication that there has been no
change in the affairs of the Company              _________, 1998
or that information contained herein
is correct as of any time subsequent
to the date hereof.

__________________

TABLE OF CONTENTS

                             Page
Additional Information........2
Available Information.........2
Incorporation of Certain
  Documents by Reference......2
The Company...................3
Forward Looking Statements....4
Risk Factors..................5
Use of Proceeds...............18
Selling Stockholders..........19
Description of Securities.....21
Plan of Distribution..........23
Legal Matters.................25
Experts.......................25




                           PART II

        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The following table sets forth an itemized estimate (other than the SEC registration fee which is the actual, not estimated, fee) of fees and expenses payable by the registrant in connection with the offering described in this registration statement, other than underwriting discounts and commissions:

SEC registration fee ........................  $  5,031.33
Printing, shipping & engraving expenses......     1,000.00
Legal fees and expenses .....................     7,500.00
Accounting fees .............................     1,500.00
Miscellaneous expenses.......................     2,000.00
Total .......................................  $ 17,031.00

    All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

Item 15. Indemnification of Directors and Officers.

    Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and
(b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    Article IX of the registrant's By-laws specifies that the registrant shall indemnify its directors and officers to the full extent permitted by the General Corporation Law of Delaware.
This provision of the By-laws is deemed to be a contract between the registrant and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the General Corporation Law of Delaware are in effect, and any repeal or modification thereof shall not offset any rights or obligations then existing with respect to any state of facts then or theretofore existing or in any action, suit or proceeding theretofore or thereafter brought or threatened in whole or in part upon any such state of facts.

    Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This Section does not, however, limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This Section also will have no effect on claims arising under the federal securities laws. The registrant's certificate of incorporation limits the liability of its directors as authorized by Section 102(b)(7).

    The registrant currently carries liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the registrant (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law. The liability limit, however, shall be reduced by amounts incurred for legal defense, which amounts are to be applied against the retention amount. The insurance policy also provides for the advancement of reasonable fees, costs and expenses including attorneys' fees under certain circumstances, incurred by directors and officers in investigating, adjusting, defending and appealing any claim, subject to repayment by such director or officer if it is ultimately determined that such insureds are not entitled under the terms of the policy to payment of such loss.

    The insurance policy will not provide coverage to the directors and officers to the extent that the Company has indemnified the directors or officers. The policy provides for the reimbursement of the Company to the extent the Company has indemnified the directors and officers pursuant to law, contract or the Certificate of Incorporation or By-laws of the Company. Moreover, the registrant would not be required to indemnify a director or officer for any claim based upon: (i) the director or officer gaining, in fact, a personal profit or advantage to which he or she was not legally entitled, (ii) the director or officer committing, in fact, any criminal or deliberately fraudulent act,
(iii) the payment to any director or officer of any remuneration without the previous approval of the stockholders of the Company, which payment without such previous approval shall be held to have been illegal, (iv) any claim for accounting of profits made in connection with a violation of 16(b) of the Exchange Act or a similar state law, (v) any attempt, whether successful or unsuccessful, by any person to acquire securities of the Company against the opposition of the Board of Directors of the Company, or any action, whether successful or unsuccessful, by the Company or the Board of Directors to resist such attempts; provided however that the exclusion shall not apply if the Company has obtained a written opinion from legal counsel that such resistive action is a lawful exercise of the Board of Directors' business judgment and an opinion from an investment banking firm that the price of such acquisition of securities is inadequate, (vi) environmental claims and violations, (vii) violation of the Employee Retirement Income Security Act of 1974, as amended, and
(viii) claims made against the directors or officers under federal or state law based upon the filing of a registration statement with the Securities and Exchange Commission or based upon any underwriting agreement for the offer of any security.

    At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any director or officer.

Item 16.  Exhibits.

Exhibit
Number    Description

4.1   -   Restated Certificate of Incorporation.  (Incorporated
          by reference to Exhibit 3.1 to the Company's
          Registration Statement on Form S-1 (File Number
          33-42574) which became effective on November 1, 1991).

4.2   -   Certificate of the Voting Powers, Designations,
          Preference and Relative Participating, Optional and
          Other Special Qualifications, Limitations or
          Restrictions of Series F Preferred Stock of the
          Company. (Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on
          August 4, 1995).

4.3   -   By-laws, as amended.  (Incorporated by reference to
          Exhibit 99.1 to the Company's Current Report on Form
          8-K filed on September 8, 1995).

4.4   -   Stockholders' Rights Agreement dated as of July 27,
          1995, between Alteon Inc. and Registrar and Transfer Company, as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on August 4, 1995).

4.5   -   Registration Rights Agreement dated as of April 24,
          1997 between Alteon Inc. and the investors named on the signature page thereof (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on May 9, 1997).

4.6   -   Form of Common Stock Purchase Warrant dated as of April
          1997 (Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on May 9,
          1997).

4.7   -   Amendment to Stockholders' Rights Agreement between
          Alteon Inc. and Registrar and Transfer Company, as Rights Agent (Incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K filed on May 9, 1997).

4.8   -   Amendment to Stockholders' Rights Agreement between
          Alteon Inc. and Registrar and Transfer Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on December 10, 1997).

4.9   -   Form of Common Stock Purchase Warrant dated as of
          October 9, 1997.

4.10  -   Corrected Certificate of Designations of Series G
          Preferred Stock.

4.11  -   Corrected Certificate of Designations of Series H
          Preferred Stock.

5.1   -   Opinion of Smith, Stratton, Wise, Heher & Brennan.

23.1  -   Consent of Arthur Andersen LLP, independent public
          accountants.

23.2  -   Consent of Smith, Stratton, Wise, Heher & Brennan.
          (contained in Exhibit 5.1).

24.1  -   Power of Attorney (see "Power of Attorney" below).


Item 17. Undertakings.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)   To include any prospectus required by section
        10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (1)(i) and
        (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on January 15, 1998.


                             ALTEON INC.



                             By: /s/ James J. Mauzey
                                 --------------------------
                                 James J. Mauzey
                                 Chairman of the Board and
                                 Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Mauzey, Kenneth I. Moch and Elizabeth A. O'Dell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                Title                         Date

/s/ James J. Mauzey     Chairman of the Board           January 15, 1998
---------------------   Chief Executive Officer
James J. Mauzey         and Director (principal
                        executive officer)

/s/ Jere E. Goyan       President, Chief Operating      January 15, 1998
---------------------   Officer and Director
Jere E. Goyan


/s/ Kenneth I. Moch     Senior Vice President           January 15, 1998
---------------------   Finance and Business
Kenneth I. Moch         Development, Chief
                        Financial Officer
                        (principal financial
                        officer)

/s/ Elizabeth O'Dell    Vice President, Finance         January 15, 1998
---------------------   and Administration,
Elizabeth A. O'Dell     Treasurer, Secretary
                        (principal accounting
                        officer)

/s/ Anthony Cerami      Director                        January 8, 1998
---------------------
Anthony Cerami


/s/ Marilyn G. Breslow  Director                        January 7, 1998
---------------------
Marilyn G. Breslow

/s/ Mark Novitch        Director                        January 9, 1998
---------------------
Mark Novitch


/s/ David K. McCurdy    Director                        January 7, 1998
---------------------
David K. McCurdy


/s/ Alan J. Dalby       Director                        January 15, 1998
---------------------
Alan J. Dalby


/s/ Robert N. Butler    Director                        January 15, 1998
---------------------
Robert N. Butler

                          EXHIBIT INDEX

Exhibit
Number              Description

4.1 - Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company's Registration
        Statement on Form S-1 (File Number 33-42574) which became effective on November 1, 1991).

4.2   - Certificate of the Voting Powers, Designations,
        Preference and Relative Participating, Optional and
        Other Special Qualifications, Limitations or
        Restrictions of Series F Preferred Stock of the Company.
        (Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on August 4,
        1995).

4.3 - By-laws, as amended. (Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on September 8, 1995).

4.4 - Stockholders' Rights Agreement dated as of July 27, 1995, between Alteon Inc. and Registrar and Transfer Company, as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on August 4, 1995).

4.5 - Registration Rights Agreement dated as of April 24, 1997 between Alteon Inc. and the investors named on the signature page thereof (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on May 9, 1997).

4.6   - Form of Common Stock Purchase Warrant dated as of April
        24, 1997 (Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on May 9,
        1997).

4.7 - Amendment to Stockholders' Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent (Incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K filed on May 9, 1997).

4.8 - Amendment to Stockholders' Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on December 10, 1997).

4.9   - Form of Common Stock Purchase Warrant dated as of
        October 9, 1997.

4.10  - Corrected Certificate of Designations of Series G
        Preferred Stock.

4.11  - Corrected Certificate of Designations of Series H
        Preferred Stock.

5.1   -  Opinion of Smith, Stratton, Wise, Heher & Brennan.

23.1 - Consent of Arthur Andersen LLP, independent public accountants.

23.2  - Consent of Smith, Stratton, Wise, Heher & Brennan.
        (contained in Exhibit 5.1).

24.1  -  Power of Attorney (see "Power of Attorney" above).